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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Galileo International, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                                   36-4156005
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         9700 West Higgins Road, Suite 400
         Rosemont, Illinois                         60018
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(Address of principal executive offices)           (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                       Name of each exchange on which
be so registered:                            each class is to be registered:

Common Stock                                 New York Stock Exchange
par value $.01 per share



Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The description of the Registrant's Common Stock, par value $.01 per share, set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 333-27495), as amended (the "Registration Statement"), filed by the Registrant with the Securities and Exchange Commission, is hereby incorporated by reference herein.


ITEM 2.           EXHIBITS.*

         1. Registration Statement, filed pursuant to the Securities Act of 1933 on May 20, 1997.

         2. Amendment No. 1 to the Registration Statement, filed pursuant to the Securities Act of 1933 on June 27, 1997.

         3. Amendment No. 2 to the Registration Statement, filed pursuant to the Securities Act of 1933 on June 30, 1997.

         4. Form of Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering.

         5. Form of Amended and Restated By-laws of the Registrant to be in effect upon completion of the offering.

         6. Specimen Stock Certificate for Common Stock, par value $.01 per share.




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*        Pursuant to Instruction II to the Instructions as to Exhibits, these exhibits are not being included with the copy of this registration statement filed with the Securities and Exchange Commission.
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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Galileo International, Inc.



                                        By /s/ Babetta R. Gray
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                                               Babetta R. Gray
                                               Senior Vice President, Legal and
                                                 General Counsel


Date:    July 1, 1997